American High-Income Trust

September 30, 2014

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$872,829
Class B	$6,292
Class C	$68,040
Class F1	$74,547
Class F2	$76,196
Total	$1,097,904
Class 529-A	$21,879
Class 529-B	$416
Class 529-C	$7,031
Class 529-E	$1,161
Class 529-F1	$1,535
Class R-1	$1,266
Class R-2	$11,854
Class R-2E	$0*
Class R-3	$16,981
Class R-4	$14,064
Class R-5	$10,718
Class R-6	$39,724
Total	$126,629

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.6834
Class B	$0.5982
Class C	$0.5929
Class F1	$0.6772
Class F2	$0.7077
Class 529-A	$0.6724
Class 529-B	$0.5829
Class 529-C	$0.5845
Class 529-E	$0.6470
Class 529-F1	$0.6974
Class R-1	$0.5927
Class R-2	$0.5883
Class R-2E	$0.0598
Class R-3	$0.6436
Class R-4	$0.6794
Class R-5	$0.7134
Class R-6	$0.7192

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	1,288,275
Class B	8,489
Class C	111,629
Class F1	83,577
Class F2	119,201
Total	1,611,171
Class 529-A	33,104
Class 529-B	585
Class 529-C	11,968
Class 529-E	1,829
Class 529-F1	2,257
Class R-1	2,161
Class R-2	20,204
Class R-2E	1
Class R-3	23,124
Class R-4	20,748
Class R-5	10,046
Class R-6	72,370
Total	198,397

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$11.09
Class B	$11.09
Class C	$11.09
Class F1	$11.09
Class F2	$11.09
Class 529-A	$11.09
Class 529-B	$11.09
Class 529-C	$11.09
Class 529-E	$11.09
Class 529-F1	$11.09
Class R-1	$11.09
Class R-2	$11.09
Class R-2E	$11.09
Class R-3	$11.09
Class R-4	$11.09
Class R-5	$11.09
Class R-6	$11.09

*Amount less than one thousand